                             AFC CABLE SYSTEMS, INC.

                        1,500,000 Shares of Common Stock

                             UNDERWRITING AGREEMENT

                                                           Boston, Massachusetts
                                                                  April __, 1998

TUCKER ANTHONY INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, LLC
c/o Tucker Anthony Incorporated
One Beacon Street
Boston, MA 02108

Ladies and Gentlemen:

     AFC Cable Systems, Inc., a Delaware corporation (the "Company"), and certain shareholders of the Company named in Schedule B hereto (the "Selling Shareholders") confirm their agreement with Tucker Anthony Incorporated ("Tucker Anthony"), Robert W. Baird & Co. Incorporated ("Baird") and The Robinson-Humphrey Company, LLC ("`Robinson-Humphrey"), and each of the other underwriters, if any, named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 9), for whom Tucker Anthony, Baird and Robinson-Humphrey are acting as representatives (in such capacity, Tucker Anthony, Baird and Robinson-Humphrey are herein referred to as "you" or the "Representatives"), with respect to the sale by the Company and the Selling Shareholders and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 1,500,000 shares of the Common Stock, $.01 par value per share (the "Common Stock"), of the Company, of which 800,000 shares are to be sold by the Company and 700,000 shares are to be sold by the Selling Shareholders (collectively, the "Firm Shares"), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase from the Company all or any part of 225,000 additional shares of Common Stock for the purpose of covering over-allotments, if any. The Firm Shares and all or any part of the shares of Common Stock subject to the option described in Section 2(b) hereof (the "Optional Shares") are hereinafter collectively referred to as the "Stock."

     As the Representatives, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Underwriting Agreement (this "Agreement") on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule A, plus their pro rata portion of the Optional Shares if you elect to exercise the over-allotment option, in whole or in part, for the accounts of the several Underwriters.

     The following terms, when used in this Agreement, shall have the meanings indicated: "Commission" means the Securities and Exchange Commission; "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Rules"); "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; "Effective Date" means each date that the Registration Statement (as defined herein) or any post-effective amendment or amendments to the Registration Statement became or become effective; "Execution Time" means the date and the time that this Agreement is executed and delivered by the parties hereto; "Preliminary Prospectus" means any preliminary prospectus referred to in Section 1(a) below with respect to the offering of the Stock, and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information (as defined below). "Prospectus" means the final prospectus containing the Rule 430A Information; "Registration Statement" means the registration statement referred to in Section 1(a) below,


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including exhibits and financial statements and schedules, in the form in which it has or shall become effective and, if any post-effective amendment thereto becomes effective before any Closing Date (as defined in Section 3), shall also mean such registration statement as so amended on such date;. "Rule 430A Information" means information with respect to the Stock and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing of any document with the Commission deemed to be incorporated by reference therein. Such terms shall also include Rule 430A Information deemed to be included therein at the Effective Date, as provided by Rule 430A. "Rule 424" and "Rule 430A" refer to such rules under the Securities Act.

     1. Representations, Warranties and Agreements of the Company and the Selling Shareholders.

         (a) The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and as of each Closing Date, as defined in Section 3(b) hereof, as follows:

                  (i) The Company meets the requirements for the use of Form S-3 under the Securities Act, and has filed with the Commission a registration statement, including related preliminary prospectuses, on Form S-3 (No. 333-_______) for the registration of the Stock under the Securities Act. The Company may have filed one or more amendments to the Registration Statement, including the related Preliminary Prospectuses. Copies of such Registration Statement and each such amendment to such Registration Statement, each such Preliminary Prospectus, each document incorporated by reference therein and each exhibit to the Registration Statement and documents incorporated by reference therein have been delivered to you. The Company will next file with the Commission either, before effectiveness of the Registration Statement, a further amendment thereto (including the form of final prospectus) or, after effectiveness of the Registration Statement, the Prospectus in accordance with Rules 430A and 424(b)(1) or (4). As filed, such amendment and form of final prospectus, or such Prospectus shall include all Rule 430A Information and, except to the extent you agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you in writing, prior to the Execution Time, will be included or made therein.

                  (ii) Each Preliminary Prospectus, when filed, complied and conformed in all material respects with the applicable requirements of the Securities Act and the Rules and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Commission has not issued any order suspending or preventing the use of any Preliminary Prospectus or instituted proceedings for that purpose. On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b), and on each Closing Date, the Prospectus (and any supplements thereto) will, comply and conform in all material respects with the applicable requirements of the Securities Act and the Rules; on the Effective Date and each Closing Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus, on the Effective Date, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on each Closing Date, the Prospectus (and any supplements thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under


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which there were made, not misleading. The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus, when they became or become effective under the Securities Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules, and as of the date any such document was or is filed with the Commission under the Exchange Act such document did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company makes no representations or warranties as to information contained in the section entitled "Underwriting" or the legends appearing on the inside front cover of the Prospectus contained in the Registration Statement and in the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

                  (iii) The accountants whose report appears in the Prospectus are independent accountants as required by the Securities Act and the Rules. The financial statements and schedules (including the related notes) included in the Registration Statement, any Preliminary Prospectus or the Prospectus, present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with the Rules and generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and all adjustments thereto necessary for a fair presentation of the results for such periods have been made. The financial and other information of the Company set forth in the Prospectus under the captions "Summary Financial Data", "Capitalization", "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, on the basis stated in the Prospectus, the information included therein. Neither the Company nor any of the Subsidiaries, as defined in Section 1(a)(v) hereof, has any material contingent obligation which is not disclosed in the Registration Statement.

                  (iv) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the business, results of operations, prospects, condition (financial or otherwise) or material assets or properties of the Company and the Subsidiaries, taken as a whole.

                  (v) The subsidiaries of the Company listed in Exhibit 21.1 to the Annual Report on Form 10-K of the Company for the year end December 31, 1997 as filed with the Commission on March 31, 1998 (the "1997 Form 10-K") and incorporated by reference in the Registration Statement (the "Subsidiaries") have been duly organized and are validly existing as corporations in good standing under the laws of their respective states of incorporation, with full power and authority (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Prospectus, and are duly qualified to do business and are in good standing in each jurisdiction in which such qualification is required except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the business, results of operations, prospects, condition (financial or otherwise) or material assets or properties of the Company and the Subsidiaries, taken as a whole.

                  (vi) The capitalization of the Company at December 31, 1997 is as set forth under the caption "Capitalization" in the Prospectus, and the Common Stock conforms to the description thereof contained under the caption "Description of Capital Stock" in the Prospectus. The Stock conforms in all respects to statements with respect thereto contained in the Registration Statement and the Prospectus. All outstanding shares of Common Stock



                                      -3-
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have been, and the Stock (upon delivery and payment therefor in the manner described in this Agreement) will be, duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and none of the shares of Common Stock have been and the Stock will not be issued in violation of any preemptive or similar right. Except as disclosed in the Prospectus, there are no preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Restated Certificate of Incorporation, as amended, Bylaws or other governing documents or any agreement or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their properties may be bound. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of the Company.

                  (vii) All of the outstanding shares of capital stock of the Subsidiaries are owned by the Company, free and clear of any claim, lien, encumbrance, equity, security interest or other restriction whatsoever. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than those listed in Exhibit 21.1 to the 1997 Form 10-K.

                  (viii) Except as waived, no holder of any security of the Company has the right to have any security owned thereby included in the Registration Statement, or to demand registration of any security owned thereby, during the period ending 180 days after the date of the Prospectus. Each director and executive officer of the Company, each Selling Shareholder who is not also a director or executive officer and certain of the prior stockholders of (i) B&B Electronics Manufacturing Company, Inc. and (ii) FLEXFAB Horizons International, Inc. has delivered to the Representatives such person's enforceable written agreement that such person will not, for a period of 180 days after the date of the Prospectus, transfer or otherwise dispose of, or offer or contract to sell, offer to otherwise dispose of, directly or indirectly, any Common Stock or any rights to purchase or acquire Common Stock, or any securities convertible into or exchangeable for Common Stock, without the prior written consent of Tucker Anthony. In addition, Sutro & Co. Incorporated has delivered to the Representatives its enforceable written agreement that it will not for a period of 180 days after the date of the Prospectus, transfer or otherwise dispose of any Warrant Shares (as defined in that certain Warrant delivered by the Company to it in connection with the Company's Initial Public Offering) without the prior written consent of Tucker Anthony.

                  (ix) Except as disclosed in the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) neither the Company nor any Subsidiary has incurred any liabilities or obligations other than in the ordinary course of business, direct or contingent, or entered into any transactions, material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole; (B) there has not been any change in the capital stock of the Company, including but not limited to, any payment or declaration of any dividends or any other distribution with respect to any shares of the capital stock of the Company; (C) there has not been any material adverse change or any development involving a prospective material adverse change in the business, results of operations, prospects, condition (financial or otherwise) or material assets or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and whether or not covered by insurance.

                  (x) None of the execution or delivery hereof or consummation of the transactions contemplated pursuant to this Agreement, including, without limitation, the issuance, sale and delivery of the Firm Shares and the Optional Shares, if any, to be sold by the Company, will result in a violation of, conflict with, or constitute a default under, or require consent or waiver under or cause acceleration or give any party the right to cause acceleration of, the Company's obligations under its Restated Certificate of Incorporation, as




                                      -4-
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amended, Bylaws or other governing documents, or any material agreement, indenture, mortgage, deed of trust, note or other instrument to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of their respective properties is subject, violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company, any Subsidiary, or any of their respective properties, or result in the creation or imposition of any material lien, charge, encumbrance, security interest, claim or other restriction of any nature whatsoever upon any property or asset of the Company or any Subsidiary. Except for permits and similar authorizations required under the Securities Act and the securities or Blue Sky laws of certain jurisdictions, including Canadian and provincial securities laws and the National Association of Securities Dealers, Inc. (such permits and authorizations having been obtained), no consent, approval, authorization or order of any court, governmental agency or body, financial institution or other person or entity is required in connection with the consummation of the transactions contemplated pursuant to this Agreement.

                  (xi) Neither the Company nor any Subsidiary is, nor with the giving of notice or lapse of time or both would be (A) in violation of or in default under, any material agreement, indenture, mortgage, deed of trust, note or other instrument to which the Company or any Subsidiary is a party or by which either is bound, or to which any of their respective properties is subject, (B) in violation of any term or provision of its Restated Certificate of Incorporation or Bylaws, or (C) in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree applicable to the Company, the violation of which, individually or in the aggregate, would have a material adverse effect upon the business, results of operations, prospects, condition (financial or otherwise) or material assets or properties of the Company and the Subsidiaries, taken as a whole.

                  (xii) Each of the Company and the Subsidiaries has filed all federal, state, local and foreign tax returns that are required to be filed or has received valid extensions with respect thereto and has paid all taxes and all assessments to the extent that the same have become due except for assessments being contested in good faith and for which full reserves have been established. No tax assessment or deficiency has been made or proposed against the Company or any Subsidiary, nor has the Company or any Subsidiary received any notice of any proposed assessment or deficiency. The charges, accruals and reserves shown in the financial statements included in the Registration Statement and the Prospectus in respect of taxes for all fiscal periods to date are adequate based on current tax laws and Generally Accepted Accounting Principles. There is no unpaid assessment or, to the Company's knowledge, proposal by any taxing authority for additional taxes for which the Company or any Subsidiary does not have adequate reserves for any fiscal year.

                  (xiii) With such exceptions as are not material or have been disclosed in the Registration Statement and the Prospectus, (A) each of the Company and the Subsidiaries is in compliance with all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, and (B) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any chemicals, pollutants, contaminants, wastes, toxic substances or petroleum products, that might reasonably be expected to result in the imposition of liability on the Company or any Subsidiary.

                  (xiv) Except as disclosed in the Registration Statement and the Prospectus, there is no litigation, arbitration, action, suit, proceeding or investigation before or by any court or by any public, regulatory or governmental agency, body or board, domestic or foreign, pending or threatened or contemplated against, or involving the assets, properties or business of or otherwise affecting, the Company or any Subsidiary which (A) if determined adversely to the Company, could have, individually or in the aggregate, a material adverse effect on the value or the operation of any such assets or properties, or on the business, results of operations, prospects, condition (financial or otherwise) or material assets or properties of the Company and the Subsidiaries, taken as a whole, or (B) might prevent the



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consummation of the transactions contemplated by this Agreement. The aggregate of all pending legal, governmental and regulatory proceedings to which the Company or any Subsidiary is a party or which affect any of their respective properties and which are not described in the Registration Statement and the Prospectus, including, without limitation, ordinary routine litigation incidental to the business of the Company or any Subsidiary, would not reasonably be expected to have a material adverse effect on the business, results of operations, prospects, condition (financial or otherwise) or material assets or properties of the Company and the Subsidiaries, taken as a whole.

                  (xv) Each of the Company and the Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits (collectively, "Permits") of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not individually or in the aggregate have a material adverse effect on the Company and the Subsidiaries, taken as whole.

                  (xvi) All executed agreements or copies of executed agreements filed or incorporated by reference as exhibits to the Registration Statement to which the Company or any of the Subsidiaries is a party or by which any of them may be bound or to which any of their respective assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company and such Subsidiaries, and, assuming due authorization, execution and delivery by the other parties thereto, constitute the legal, valid and binding agreements of the Company and such Subsidiaries enforceable against the Company and such Subsidiaries in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). The descriptions in the Registration Statement of contracts and other documents are accurate in all material respects, and there are no contracts or other documents that are required by the Securities Act to be described in the Registration Statement or filed or incorporated by reference as exhibits to the Registration Statement that are not described or filed or incorporated by reference as required, and the exhibits that have been filed or incorporated by reference are complete and correct copies of the documents of which they purport to be copies.

                  (xvii) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, service marks, trade names and other know-how, proprietary knowledge, and similar intellectual property (collectively, "Intangibles") necessary for the conduct of its business as described in the Registration Statement and the Prospectus and, except as disclosed to the Underwriters in writing neither the Company nor any Subsidiary has received any notice of infringement or conflict with (or knows of any infringement or conflict with) asserted rights of others with respect to any Intangibles. All software and hardware used in the Company's business prior to, during and after the year 2000 and shall not cause any business interruptions or adverse effects on the business, results of operations, prospects, condition (financial or otherwise) or material assets or properties of the Company and the Subsidiaries, taken as a whole.

                  (xviii) Each of the Company and the Subsidiaries has good and marketable title to all items of real property and good and marketable title to all personal property owned by it, in each case clear of all liens, encumbrances and defects except as are disclosed in the Registration Statement and the Prospectus or as do not materially affect the value of such property and do not interfere with the use made or proposed to be made or proposed to be made of such property by the Company or any Subsidiary. Any real or personal property or buildings held under lease by the Company or a Subsidiary are held by it under valid,

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existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property or buildings.

                  (xix) Each of the Company and the Subsidiaries has insurance or indemnity agreements with financially responsible insurers of the types and in the amounts adequate for its business and consistent with insurance or indemnity coverage maintained by companies of similar size and engaged in similar businesses.

                  (xx) Neither the Company nor any Subsidiary, nor any of their respective officers, directors or affiliates has taken or will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company.

                  (xxi) The Stock is authorized for quotation on the Nasdaq National Market ("Nasdaq National Market "). Quotations and last sale data with respect to the Company's Common Stock are reported on the Nasdaq National Market under the symbol "AFCX" and the Company knows of no currently existing reason or set of facts which is likely to result in the inability or refusal to quote the Common Stock or the Stock.

                  (xxii) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms except to the extent that rights to indemnity under this Agreement may be limited by federal or state securities laws and except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally. The Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

                  (xxiii) Except as contemplated by this Agreement or as disclosed in the Registration Statement or the Prospectus, no person has the right to any payment in connection with the sale of the Stock resulting from any acts of the Company or any Subsidiary.

                  (xxiv) Except as disclosed in the Registration Statement and the Prospectus, no transaction has occurred between or among the Company or any Subsidiary, on the one hand, and any of the Company's or any Subsidiary's officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be so disclosed, including, but not limited to, any outstanding loans, advances or guaranties of indebtedness by the Company or any Subsidiary to or for the benefit of any affiliates of the Company or any Subsidiary or any of the officers or directors of the Company or any Subsidiary, or any family member of any of them.

                  (xxv) Neither the Company, any Subsidiary nor any officers or directors, acting on behalf of the Company or any Subsidiary has within the past five years (A) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company or any Subsidiary sells or from which the Company or any Subsidiary buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company or any Subsidiary, or (B) except as set forth in the Registration Statement and Prospectus, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company or any Subsidiary.

                  (xxvi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, or (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxvii) Except as disclosed in the Registration Statement and Prospectus, no labor problem exists with the Company's employees or with employees of any Subsidiary or is imminent that could adversely affect the Company and the Subsidiaries, taken as a whole, except for grievances that have been made, none of which individually or in the aggregate, if adversely determined, would reasonably be expected to materially adversely affect the Company and the Subsidiaries, taken as a whole, and there is no existing or imminent labor disturbance by the employees of any of the Company's or any Subsidiary's principal suppliers, contractors or customers that would have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (xxviii) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

                  (xxix) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Stock, other than the Prospectus, any Preliminary Prospectus, the Registration Statement and other materials permitted by the Securities Act.

                  (xxx) Neither the Company nor any Subsidiary is an investment company or controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended or an investment adviser within the meaning of the Investment Advisers Act of 1940, as amended.

        Any certificates signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall also be deemed a representation and warranty of the Company to the Underwriters as to the matters covered thereby. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 6(e) will also be furnished to the Underwriters and counsel for the Underwriters and shall be deemed to be additional representations and warranties by the Company to the Underwriters as to the matters covered thereby.

         (b) Each of the Selling Shareholders severally represents and warrants to and agrees with, each of the Underwriters and the Company as of the date hereof and as of each Closing Date, as defined in Section 3(b) hereof as follows:

                  (i) Such Selling Shareholder owns the Stock to be sold by such Selling Shareholder, free of any liens, encumbrances, equities and claims, and has full right, power and authority to effect the sale and delivery of such Stock; and upon the delivery of and payment for such Stock pursuant to this Agreement, ownership thereof, free of any liens, encumbrances, equities and claims, will be transferred to the several Underwriters.

                  (ii) No consents, approvals, authorizations and orders of any court or regulatory body is necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney and Custody Agreement (as hereafter defined) and for the sale and delivery of the Stock to be sold by such Selling Shareholder hereunder (except such consents and authorizations as may be required under the Securities Act, state securities laws or Blue Sky Laws or securities laws of Canada or the provinces of Canada) in connection with the public offering of the Stock, have been obtained. Such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer, and deliver the Stock to be sold by such Selling Shareholder hereunder. This Agreement, the Power of Attorney and the Custody Agreement have been duly executed and delivered by such Selling Shareholder, and each such document is a valid, binding and legally enforceable obligation of such Selling Shareholder in accordance with its terms, except insofar as rights to indemnity or contribution hereunder may be limited by federal or state securities laws and except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

                  (iii) Neither the sale of Stock to be sold by such Selling Shareholder hereunder, nor the execution, delivery and performance of this Agreement and the Power of Attorney will result in a breach or violation of any material term or provision of, or constitute a default under any statute (to the best of such Selling Shareholder's knowledge), any material (individually or in the aggregate) indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or over any of such Selling Shareholder's properties.

                  (iv) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company. Such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Stock.

                  (v) Each Selling Shareholder listed in Schedule C hereto (a "Principal Selling Shareholder") has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or any of the Subsidiaries; and the sale of the Firm Shares by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement.

                  (vi) Certificates in negotiable form representing all of the Stock to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement ("Custody Agreement"), which Custody Agreement has been duly executed and delivered by such Selling Shareholder to The First National Bank of Boston, as custodian ("Custodian"), and such selling stockholder has executed a Power of Attorney ("Power of Attorney") which appoints Raymond H. Keller and Ralph R. Papitto, as such Selling Shareholder's attorney-in-fact ("Attorney-In-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in
Section 3 hereof, to authorize the delivery of the Stock to be sold by such Selling Shareholder hereunder, and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

                  (vii) The Stock represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder. The arrangements made by such Selling Shareholder under such Custody Agreement, and the appointment by such Selling Shareholder of the Attorney-In-Fact by the Power of Attorney, are irrevocable. The obligations of a Selling Shareholder shall not be terminated by any act or deed of the Selling Shareholder or operation of law or the occurrence of any event whatsoever, including but not limited to the death, incompetency or other disability of the Selling Shareholder; or, in the case of a trust, the death, incapacitation, resignation or removal of any trustee or trustees or the termination of such trust; or, in the case of any estate, the death, incapacitation, resignation or removal of any executor or administrator. If any such event should occur, before the delivery of the Stock hereunder, certificates representing the Stock shall be delivered on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and of such Power of Attorney, and all actions taken by such Attorney-In-Fact pursuant to the Power of Attorney shall be as valid as if such event had not occurred, regardless of whether or not the Custodian, the Attorney-In-Fact, or any of them, shall have received notice of such event.

     2. Purchase and Sale of Securities.

         (a) On the basis of the representations, warranties, covenants and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the Company and the Selling Shareholders agree to sell the Firm Shares to the several Underwriters. Each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $_____ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto plus any additional number of Firm Shares that such Underwriter may become obligated to purchase pursuant to the provisions of
Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from the Company and each Selling Stockholder shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by the Company and each Selling Stockholder as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Shareholders shall be several and not joint.

         (b) In addition, upon written notice from you to the Company not more than once within thirty (30) days after the date of the Prospectus, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Optional Shares (which may be some or all of the Optional Shares) specified in such notice at the purchase price per share set forth in Section 2(a) in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractions). The Optional Shares may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered, and if the Optional Shares are to be purchased on the First Closing Date the written notice from you must be delivered at least two business days prior to the First Closing Date. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

     3. Delivery of and Payment for Stock.

         (a) Delivery by the Company and the Custodian of the Firm Shares to you for the respective accounts of the Underwriters shall be made at the offices of Tucker Anthony, One Beacon Street, Boston, Massachusetts at 10:00 a.m., Boston time, on the fourth` business day following the date of this Agreement (unless postponed pursuant to Section 8 or 9 hereof), or at such other place, time and on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by you and the Company (such time and date of delivery being referred to herein as the "First Closing Date"). Payment of the purchase price for the Firm Shares shall be by wire transfer in immediately available funds to the Company for the Firm Shares sold by the Company and to the Custodian (in such names as the Custodian may request) for the Firm Shares sold by the Selling Shareholders in each case against delivery of certificates therefore.

         (b) In the event the option with respect to the Optional Shares is exercised, delivery by the Company of the Optional Shares to you for the respective accounts of the Underwriters shall be made at the offices of Tucker Anthony specified in paragraph (a) of this Section 3 at the time and on the date (which may be the same date as, but in no event shall be earlier than, the First Closing Date) set forth in the notice referred to in Section 2(b) hereof (such time and date of delivery being referred to herein as an "Option Closing Date"). Payment of the purchase price for the Optional Shares shall be by wire transfer in immediately available funds to the Company for the Optional Shares sold by the Company against delivery of certificates therefor. The First Closing Date and the Option Closing Date are collectively referred to herein as the "Closing Date").

         (c) Certificates evidencing the Stock shall be in definitive, fully registered form, shall bear no restrictive legends and shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days prior to the First Closing Date or, in the case of Optional Shares, on the day of each notice of exercise of the option to purchase Optional Shares set forth in Section 2(b) hereof and shall be made available to you for checking and packaging, at such place as is designated by you, on the second full business day before the First Closing Date or, in the case of Optional Shares, the Option Closing Date.

       4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Stock for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company and the Selling Shareholders.

         (a) The Company covenants and agrees with each Underwriter that:

                  (i) The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, if not effective at the Execution Time, to become effective as promptly as possible. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you (A) when the Registration Statement shall have become effective, (B) when any amendment thereof shall have become effective, (C) of any request by the Commission for any amendment or supplement of the Registration Statement or the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or the initiation or threatening of such stop order or suspension and, if issued, to obtain as soon as possible its withdrawal. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus without your prior consent. The Company shall prepare and file with the Commission, promptly upon your request, any amendment to the Registration Statement or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Stock by you, and use its best efforts to cause the same to become effective as promptly as possible.

                  (ii) The Company shall, during the period of time when a Prospectus relating to the Stock is required to be delivered under the Securities Act and the Rules, comply with all requirements imposed by the Securities Act and the Rules as is necessary to permit the continuance of sales of or dealings in the Stock in accordance with the provisions hereof and of the Prospectus. The Company consents to the use of the Prospectus included in the Registration Statement or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Stock may be sold, in connection with the offering or sale of the Stock and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

                  (iii) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders in the manner contemplated by Rule 158(b) of the Securities Act an earning statement covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Securities Act. For purposes of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (iv) The Company will furnish to you copies of the Registration Statement (three of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available in such quantities as you reasonably request.

                  (v) The Company will cooperate with the Underwriters and counsel to the Underwriters to arrange for the qualification of the Stock for sale under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution of the Stock, except that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

                  (vi) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market that may from time to time apply to the Company.

                  (vii) The Company will apply net proceeds from the offering received by it in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (viii) For a period of five years following the date of this Agreement, the Company will furnish to you and, upon request, to each of the other Underwriters, without charge, as soon as available, (A) copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of its Common Stock and to furnish to you a copy of each annual or other report it shall be required to file with the Commission under the Exchange Act, and (B) from time to time, such other information of a public nature concerning the Company as you, or such other Underwriters, may reasonably request.

                  (ix) Whether or not this Agreement becomes effective or is terminated or the sale of the Stock to the Underwriters is consummated, the Company shall pay or cause to be paid (A) all costs and expenses (including stock transfer or similar taxes) incurred in connection with the delivery to the several Underwriters of the Stock, (B) all fees, costs and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the

Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus as amended or supplemented and the delivery and shipping of this Agreement and other underwriting documents including Blue Sky Memoranda, and Selected Dealer Agreements, (C) all costs, filing fees, and expenses, the registration or qualification of the Stock for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(v) herein, including the fees and disbursements of counsel to the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary, supplementary and final Blue Sky Memoranda, (D) the filing fee of the National Association of Securities Dealers, Inc. ("NASD"), (E) all costs and expenses incurred in connection with the preparation of materials used in connection with a "road show" or other presentation to potential investors, (F) the cost of printing certificates representing the Stock, (G) the cost and charges of any transfer agent or registrar, (H) the furnishing (including costs of shipping and mailing) to you and to the Underwriters of copies of all reports and information required by
Section 5(a)(viii) hereof, and (I) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise provided for in this Section. To the extent, if at all, that any Selling Shareholder engages special legal counsel to represent it in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Shareholder, except as otherwise provided in the registration rights agreements between the Company and certain Selling Shareholders.

                  (x) So long as the Company's Stock is registered under the Exchange Act, the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                  (xi) For at least five years after the date of this Agreement, the Company will use its best efforts to maintain insurance with financially responsible insurers of the types and in the amounts that it deems adequate for its business and consistent with insurance coverage maintained by companies of similar size and engaged in similar businesses.

                  (xii) The Company will not register with the Commission, offer, sell, contract to sell or otherwise dispose of any additional shares of its Common Stock or any security convertible into or exchangeable for its Common Stock without the prior written consent of Tucker Anthony for 180 days after the date of the Prospectus, except issuances by the Company pursuant to the grant of options and the issuance of shares pursuant to the Company's equity-based plans described in the Registration Statement or copies of which have been delivered to the Underwriters or their counsel or pursuant to the exercise of warrants outstanding on the date hereof.

                  (xiii) The Company will take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary is an investment company or controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended or an investment adviser within the meaning of the Investment Adviser Act of 1940, as amended.

         (b) Each of the Selling Shareholders covenants and agrees with each Underwriter that:

                  (i) They will promptly notify the Representatives of any information which comes to such Selling Shareholder's attention which would cause such Selling Shareholder to have reason to believe that his or her representations, warranties and statements in this Agreement are not accurate in all material respects.

                  (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     6. Closing Conditions. The obligations of the Underwriters to purchase the Firm Shares and the Optional Shares, as the case may be, at any Closing Date, and the other obligations of the Underwriters hereunder will be subject, in your reasonable discretion, to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, both at the Execution Time and at and as of each Closing Date, the accuracy, in your reasonable discretion, of the statements of Company officers made pursuant to the provisions hereof, and the timely performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

         (a) If the Registration Statement is not effective at the time of execution of this Agreement, the Registration Statement shall have become effective not later than 5:00 p.m. Boston time on the date of this Agreement or at such later date and time as you may approve in writing. If the Company has elected to rely upon Rule 430A of the Rules, the price of the Stock and any other information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules within the prescribed time period, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been made or shall be in effect and no order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceeding for the issuance of such an order shall have been initiated or threatened by the Commission or any Blue Sky or other securities authority or any jurisdiction, and any request on the part of the Commission or any Blue Sky or other securities authority of any jurisdiction for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been disclosed to you and complied with to the reasonable satisfaction of you and counsel to the Underwriters.

         (b) You shall not have advised the Company that the Registration Statement or the Prospectus contains an untrue statement of fact which, in your opinion, is material or omits to state a fact which, in your opinion, is material or is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) At the Execution Time and at each Closing Date, you shall have received a letter, dated the date of delivery thereof, of Ernst & Young in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and stating in effect that:

                  (i) The financial statements and schedules audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules;

                  (ii) The amounts under the headings "Summary Financial Information" and "Selected Financial Data" included in the Registration Statement and the Prospectus agree with the corresponding amounts in the audited and unaudited financial statements of the Company from which such amounts were derived;

                  (iii) On the basis of performing the procedures specified by the American Institute of Certified Public Accountants for review of interim financial information as described in SAS 71, and a reading of the latest available unaudited financial statements of the Company and certain other information, inspection of the minutes of the meetings of the stockholders and the Board of Directors of the Company, inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements included in the Registration Statement and the Prospectus and such other inquiries and procedures as may be specified in such letter, nothing came to their attention which caused them to believe that:

                           (A) As of a specified date not more than five days
                      prior to the date of delivery of such letter, there were any changes in the capital stock of the Company or any increase in long-term debt of the Company, or any decreases in net current assets or stockholders' equity of the Company, as compared with amounts shown on the Company's 1997 unaudited financial statements;

                           (B) For the period from December 31, 1997 to a
                      specified date not more than five days prior to the date of delivery of such letter, there were any decreases in combined net sales or decreases in income from operations or the total or per share amounts of net income, or any decreases or increases, as the case may be, in other items specified by you, in each case as compared with comparable periods in the preceding year, except in each case for increases or decreases which the Registration Statement and the Prospectus disclose, have occurred or may occur; and

                           (C) They have compared specified dollar amounts (or
                      percentages derived from such dollar amounts) and other financial information contained in the Registration Statement and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company or are derived directly from such records by analysis or computation) with the results obtained from a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         (d) You shall have received from Ernst & Young a letter, in accordance with A.U. Section 9325-Auditing Interpretations of Section 325 (February 1989) of the American Institute of Certified Public Accountants (the "Interpretation"), stating that in planning and performing their audit of the audited financial statements included or incorporated by reference in the Registration Statement, they noted no matters involving the Company's internal control structure and its operation that they consider to be material weaknesses as defined in the interpretation.

         (e) On each Closing Date, you shall have received a written opinion, dated such Closing Date, of Ropes & Gray, counsel for the Company, in form and substance satisfactory to the Underwriters, to the effect that:

                  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with corporate power to own its properties and conduct its business as described in the Prospectus, and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the Company maintains an office or owns or leases property;

                  (ii) The Subsidiaries are corporations duly organized, validly existing and in good standing under the laws their respective states of incorporation, with corporate power to own their respective properties and conduct their respective businesses, and are duly qualified and in good standing as foreign corporations in each jurisdiction in which the Company maintains an office or owns or leases property; and all of the outstanding shares of capital stock of the Subsidiaries are owned directly by the Company free and clear of any claim, lien, encumbrance, equity, security interest or other restriction;

                  (iii) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to issue and sell the Stock;

                  (iv) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company;

                  (v) The authorized, issued and outstanding capital stock of the Company is as set forth in the Capitalization table contained in the Prospectus for the date set forth thereunder (with the exception of shares of restricted stock disclosed in the footnote thereto). The Stock and the other shares of Common Stock issued and outstanding on the date of such opinion have been, duly authorized and validly issued and are fully-paid and nonassessable, with no personal liability attaching to the ownership thereof. The authorized, issued and outstanding stock of the Company conforms in all material respects to the statements in relation thereto contained in the Registration Statement and the Prospectus. The form of Certificate used to evidence the Stock is in due and proper form. The issuance of the Stock to the Underwriters is not subject to (A) statutory preemptive rights or voting or transfer restrictions, (B) preemptive rights or voting or transfer restrictions under the Company's Restated Certificate of Incorporation, as amended, or Bylaws or, (C) to such counsel's knowledge, any contractual preemptive rights or voting or transfer restrictions (other than pursuant to federal and state securities laws);

                  (vi) None of (A) the execution, delivery, and performance of this Agreement, (B) the consummation of the transactions contemplated by this Agreement, including, without limitation, the issuance, sale and delivery of the Firm Shares and the Optional Shares, if any, or (C) compliance with the terms and provisions of this Agreement will (1) conflict with or result in a breach or default or require consent under any agreement listed as an exhibit to the 1997 Form 10-K or the Registration Statement, (2) violate or conflict with any provisions of the Restated Certificate of Incorporation, as amended, or Bylaws of the Company, (3) violate any judgment, decree or order known to such counsel, or law or regulation, of any court or governmental agency, entity or instrumentality binding upon the Company or any Subsidiary or any of their properties, except that such counsel need express no opinion as to state securities or Blue Sky laws or (4) require obtaining the consent or authorization for, or filing with, any governmental agency or entity or any court except such as have been obtained and made under the Securities Act and such as may be required under state securities or Blue Sky laws as to which such counsel need express no opinion; such counsel need express no opinion in this paragraph (vi) as to compliance with the anti-fraud provisions of the federal or state securities laws;

                  (vii) To such counsel's actual knowledge, no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any material indenture, mortgage, agreement or instrument to which the Company or any Subsidiary a party or by which the Company or any Subsidiary or any of their respective properties or assets may be bound or affected except for such default or event which, individually or taken together with all such other defaults or events, would not have a material adverse effect on the business, results of operations, prospects, condition (financial or otherwise) or the material assets or properties of the Company and the Subsidiaries taken as a whole;

                  (viii) To such counsel's actual knowledge, neither the Company nor any Subsidiary is in violation of any term or provision of its Restated Certificate of Incorporation or Bylaws or of any judgment, decree, or order known to such counsel;

                  (ix) The Registration Statement, the Preliminary Prospectus and the Prospectus and each amendment or supplement thereto (except for the financial statements and notes and schedules thereto and other financial or accounting information included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules; and the documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus and each amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules;

                  (x) To the knowledge of such counsel, all contracts, agreements and other documents of a character required to be described in the Prospectus or documents incorporated therein by reference or filed as exhibits to the Registration Statement or documents incorporated therein by reference have been so described or filed as exhibits;

                  (xi) The Registration Statement is effective under the Securities Act, and any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To such counsel's knowledge, no order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereof, has been issued and no proceedings therefor have been instituted or are threatened, pending or contemplated;

                  (xii) To the knowledge of such counsel, there are no legal or governmental proceedings or investigations pending or threatened to which the Company or any Subsidiary is or would be a party or to which any of their respective property is subject (A) which are required to be described in the Registration Statement or the Prospectus or documents incorporated therein by reference and which are not so described or (B) which might prevent the consummation of the transactions contemplated by this Agreement;

                  (xiii) To the knowledge of such counsel, except as described in the Prospectus, no holder of any security of the Company has any right to require or participate in the registration under the Securities Act of the Common Stock or any other security to be effected by the Registration Statement except for such rights as have been waived;

                  (xiv) To the extent that the statements contained in the Prospectus under the headings "Risk Factors-Antitakeover Provisions", "Risk Factor-Shares Eligible for Future Sale", "Business-Environmental/Legal Proceedings", "Description of Capital Stock" and "Shares Eligible For Future Sale" refer to matters of law or summarize the status of litigation or summarize the provisions of statutes, regulations, contracts, agreements or other documents, such statements have been reviewed by such counsel, are accurate and correct in all material respects and fairly present the status of any such litigation and such provisions purported to be summarized;

                  (xv) The Company is not, and will not become as a result of the transactions contemplated by this Agreement, an "Investment Company" as defined in the Investment Company Act of 1940, as amended; and

     In addition, such counsel shall state that, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified elsewhere in such counsel's opinion), and based upon such counsel's examination and participation in discussions with your representatives and those of the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Registration Statement and Prospectus were discussed, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial or accounting information, as to which such counsel shall not be required to express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements and notes and schedules thereto and other financial or accounting information, as to which such counsel shall not be required to make any statement) on the date thereof and on the Closing Date contained any untrue statements of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; further, no facts have come to the attention of such counsel to cause it to believe that any document incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus, as of the date of the filing thereof with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and no facts have come to the attention of such counsel that cause it to believe that on the Closing Date, such incorporated documents taken as a whole contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no view with respect to the financial statements and schedules, related notes, and other financial and statistical data included or incorporated by reference in any Preliminary Prospectus, the Registration Statement (including any exhibit thereto) or the Prospectus or any amendment or supplement thereto).

     In rendering such opinion, such counsel may rely as to matters governed by the laws of states other than Massachusetts or Delaware or Federal laws of the United States of America on local counsel in such jurisdiction. As to factual matters, such counsel may rely on certificates obtained from officers of the Company and the Subsidiaries and from public officials.

         (f) On each Closing Date, you shall have received a written opinion or opinions dated such Closing Date, of Ropes & Gray, counsel for the Principal Selling Shareholders, and separate counsel for each of the other Selling Shareholders to the effect that:

                  (i) This Agreement has been duly authorized, executed and delivered by each of the Selling Shareholders (through their duly authorized attorney-in-fact);

                  (ii) The Power of Attorney has been duly authorized and executed, and delivered by each of the Selling Shareholders and, pursuant to such Power of Attorney, each Selling Shareholder has authorized its attorney-in-fact to carry out the transactions contemplated in this Agreement on its behalf, and to deliver the shares of Stock being sold by it pursuant to this Agreement; and

                  (iii) Immediately prior to the Closing Date, each Selling Shareholder was the sole registered owner of the shares of Stock to be sold by such Selling Shareholder; each Selling Shareholder has full legal right, power and authority, and any approval required by law (other than any approval required by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the shares of Stock to be sold by such Selling Shareholder in the manner provided in this Agreement and the respective Selling Shareholders Power of Attorney; upon registration of the shares of Stock to be sold by the Selling Shareholders in the names of the Underwriters in the stock records of the Company, assuming the Underwriters purchased such Stock in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the Massachusetts Uniform Commercial Code, the Underwriters will have acquired all rights of such Selling Shareholders in the shares of Stock being sold by them free of any adverse claim, any lien in favor of the Company, and any restrictions on transfer imposed by the Company; and the owner of such Stock, if other than the Selling Shareholders, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement.

         (g) On each Closing Date, you shall have received from Peabody & Brown, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (h) On each Closing Date, you shall have received a certificate, dated such Closing Date, of the chief executive officer and the principal financial officer of the Company, in which such officers shall state that the representations and warranties of the Company in this Agreement are true and correct on and as of the date of this Agreement and such Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, after the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company except as set forth in or contemplated by the Prospectus or as described in such certificate.

         (i) On each Closing Date, you shall have received a certificate, dated such Closing Date, of the Selling Shareholders through the Attorney-In-Fact designated in the Power of Attorney, in which the Attorney-In-Fact shall state on behalf of the Selling Shareholders that the representations and warranties of the Selling Shareholders in this Agreement are true and correct on and as of the date of this Agreement and such Closing Date, and that each of the Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or before such Closing Date.

         (j) On each Closing Date, you shall have received a letter, dated such Closing Date, of Ernst & Young that meets the requirements of subsection (c) of this Section (or that brings down to date and confirms matters set forth in such letter delivered pursuant to subsection (c)), except that the specified date referred to in such subsection will be not more than five days before such Closing Date for purposes of this subsection.

         (k) You shall have received an agreement (i) from each director and executive officer, each Selling Stockholder who is not also a director or executive officer and certain of the prior stockholders designated by you of
(i) B&B Electronics Manufacturing Company and (ii) FLEXFAB Horizons International, Inc. in form and substance satisfactory to you, that such person will not offer, sell or otherwise dispose of any shares of the Company's Common Stock or any security convertible into or exchangeable for such Common Stock and (ii) from Sutro & Co. Incorporated in form and substance satisfactory to you, that it will not offer, sell or otherwise dispose of certain Warrant Shares (as defined in a certain warrant delivered by the Company to it in connection with the Company's initial public offering), in each instance without the prior written consent of Tucker Anthony for 180 days after the date of the Prospectus.

         (l) The Stock delivered on the Closing Date shall have been duly listed, subject to notice of official issuance, on the Nasdaq National Market.

     The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all respects when made as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all respects reasonably satisfactory in form and substance to you and your counsel, you may cancel this Agreement and all obligations of the Underwriters hereunder at, or at any time prior to, any Closing

Date. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The obligations of the Company and the Selling Shareholders to sell and deliver the portion of the Stock required to be delivered as and when specified in this Agreement are subject to the condition that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     7. Indemnification and Contribution.

         (a) The Company and each Selling Shareholder, jointly and severally, will indemnify and hold harmless each Underwriter, each of its officers and directors against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, officer or director may become subject, under the Securities Act, the Exchange Act or otherwise (including, without limitation, all costs of disputing or defending any such claim or action or any amount paid in settlement thereof and all reasonable costs of investigation in connection therewith), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any application or other document or communication executed by or on behalf of the Company or the Selling Shareholders or based upon written information furnished by or on behalf of the Company or the Selling Shareholders filed in any jurisdiction in order to qualify the Stock under the securities or Blue Sky laws thereof or filed with the Commission or any securities exchange, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, officer or director for any legal or other expenses reasonably incurred by such Underwriter, officer or director in connection with investigating or defending any such losses, claims, damages, liabilities or actions as such expenses are incurred; provided, however, that (x) with respect to the indemnity of each Selling Shareholder, other than the Principal Selling Shareholders listed on Schedule C hereto, the indemnity shall, in each case, apply only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished by such Selling Shareholder specifically for use in the preparation thereof; (y) the Company and the Selling Shareholders will not be liable in any such case to the extent that any such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the information included under the heading "Underwriting" in the Prospectus in reliance upon and in conformity with written information furnished to the Company and the Selling Shareholders by you or by or on behalf of any Underwriter through you specifically for inclusion therein and (z) the Company and the Selling Shareholders will not be liable to any Underwriter, officer or director under this section with respect to any Preliminary Prospectus to the extent that any loss, claim, damage or liability of such person results from the fact that such Underwriter sold shares of Stock to a person to whom there was not given or sent, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter, officer or director results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented). In no event, however, shall the liability of any Selling Shareholder for indemnification under this
Section 7(a) exceed the net proceeds received by such Selling Shareholder from the Underwriters in the offering.

         (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Selling Shareholders against any losses, claims, damages or liabilities to which the Company or the Selling Shareholders may become subject, under the Securities Act, the Exchange Act or otherwise (including, without limitation, all costs of disputing or defending such claim or action or any amount paid in settlement thereof and all reasonable costs of investigation in connection therewith), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission from the information included under the heading "Underwriting" in the Prospectus in reliance upon and in conformity with written information furnished to the Company by you or by or on behalf of any Underwriter through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or the Selling Shareholders in connection with investigating or defending any such losses, claims, damages, liabilities or actions as such expenses are incurred, and provided, further, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, enclosing a copy of all papers served. No indemnification provided for in this Section 7 shall be available to any party which shall fail to give notice as provided in this Section 7(c) if the party to which notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party for contribution or otherwise than under this Section
7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defenses thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, except as provided below. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. Anything in this
Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld. If a claim, action, suit or proceeding is settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, liability, claim, damage or expense by reason of such settlement or judgment.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsection (a) or (b) above is due in accordance with its terms but for any reason is held to be unavailable, the Company, the Selling Shareholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities, and expenses (including, without limitation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or litigation, or any claim, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for the contribution) to which the Company, the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Stock or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, then each such indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as (a) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company and the Selling Shareholders, as set forth in the table on the cover page of the Prospectus, bear to (b) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Shareholders or the Underwriters, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), in no case shall (i) any Underwriter (except as otherwise agreed among the Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter hereunder and (ii) any Selling Shareholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the Underwriters in the offering, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution shall be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation such party or parties may have hereunder or otherwise than under this
Section 7(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to make contributions pursuant to this Section 7(d) are several in proportion to their respective underwriting commitments and not joint.

         (e) The obligations of the Company and the Selling Shareholders under this Section shall be in addition to any liability that the Company or the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act. The obligations of the Underwriters under this Section shall be in addition to any liability the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

         (f) It is understood that the indemnifying party shall, in connection with any one action, suit, or proceeding or separate but substantially similar or related actions, suits, or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties not having actual or potential differing interests among themselves, which firm shall be designated by a majority of such indemnified parties.

     8. Default by the Company or the Selling Shareholders.

         (a) If the Company or the Selling Shareholders shall fail on the First Closing Date or, if any Optional Shares are to be purchased, any Subsequent Closing Date, as the case may be, to sell and deliver the number of Firm Shares or Optional Shares, as the case may be, which the Company or the Selling Shareholders is obligated to sell hereunder, then, at the option of the Underwriters, this Agreement shall terminate without any liability on the part of any Underwriter for such termination.

         (b) In the event of a default by the Company or the Selling Shareholders under this Section 8, the Underwriters shall have the right to postpone the First Closing Date or, if any Optional Shares are to be purchased, any Subsequent Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         (c) No action taken pursuant to this Section 8 shall relieve the Company or the Selling Shareholders from any liability, if any, in respect of such default.

     9. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Sections 6, 8 or 10 hereof) to purchase on any Closing Date the shares of Stock agreed to be purchased on such Closing Date by such Underwriter or Underwriters, you may find one or more substitute underwriters to purchase such Stock or make such other arrangements as you may deem advisable or one or more of the remaining Underwriters may agree to purchase such Stock in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date:

         (a) If the number of shares of Stock to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Stock that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, however, that in no event shall the maximum number of shares of Stock that any Underwriter has agreed to purchase pursuant to Section 1 hereof be increased pursuant to this Section 9 by more than one-ninth of such number of shares without the written consent of such Underwriter, or

         (b) If the number of shares of Stock to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Stock that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day with which it may, but is not obligated to, find one or more substitute Underwriters reasonably satisfactory to you to purchase such shares of Stock upon the terms set forth in this Agreement.

     In any such case, either you or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by you and the Company and the Company agrees to prepare and file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of counsel to the Underwriters may thereby be made necessary. If the number of shares of Stock to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the shares of Stock that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section 9 within the period specified for the purchase of the shares of Stock that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the shares of Stock to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as otherwise provided for herein in Sections 7 and 11 hereof. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 as if such party had originally been a party to this Agreement and had been allocated the aggregate number of (i) such Stock actually purchased by such party as a result of its original commitment to purchase Stock, plus (ii) Stock purchased pursuant to this Section 9.

     10. Termination. This Agreement may be terminated by you by notice to the Company and the Selling Shareholders (a) at any time prior to the earlier of (i) the time the Stock is released by you for sale by notice to the Underwriters, or
(ii) 11:30 a.m. on the first business day following the date of this Agreement. The obligations of the several Underwriters to purchase the Stock also may be terminated at any time on or prior to any Closing Date by notice to the Company, from a Representative at any time if in the discretion of the Representatives at or before any Closing Date, upon or prior to such dates: (i) there shall have occurred any material loss to or interference with the businesses or properties of the Company or any Subsidiary from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, or any material adverse change, or any development involving a prospective material adverse change (including, without limitation, a change in management or control of the Company) or in the condition (financial or otherwise), business, prospects, capitalization, net worth or results of operations of the Company or any Subsidiary; (ii) trading in the Stock has been suspended by the Commission or trading generally on the New York Stock Exchange or on the American Stock Exchange has been suspended or limited, or minimum or maximum ranges for prices of securities shall have been fixed, or maximum ranges for prices of securities have been required, by such exchanges or by order of the Commission, the NASD or any other governmental or regulatory authority; (iii) any banking moratorium has been declared by federal or Massachusetts or New York bank authorities; (iv) any domestic or international event or act or occurrence shall have occurred that shall have materially disrupted, or in your opinion will in the future materially disrupt, the securities market; (v) there shall have occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, inadvisable or impracticable to proceed with the offering; or
(vi) there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States as to make it, in your judgment, inadvisable or impracticable to market the Stock.

     11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of (i) the

Company or its officers, (ii) the Selling Shareholders or (iii) the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Selling Shareholders or any of their respective representatives, officers, or directors or any controlling person, and will survive delivery of and payment for the Stock. Upon termination of this Agreement, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5(a)(ix) and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 7 shall remain in effect, and if the Agreement is terminated after the First Closing Date, the representations and warranties in Section 1 and all obligations under Section 5 shall also remain in effect. If the purchase of the Stock by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Sections 9 and 10, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by them in connection with the offering of the Stock.

     12. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts without giving effect to choice or conflict of law principles. If any action or proceeding shall have been brought by the Company, the Selling Shareholders or by any of the Underwriters in order to enforce any right or remedy under this Agreement or relating to or arising out of the transactions contemplated hereby, the Company, the Selling Shareholders and each of the Underwriters hereby consent to, and agree to submit to, the jurisdiction of the state courts of The Commonwealth of Massachusetts and of any United States federal court sitting in Massachusetts, and waive any claim of improper venue or forum non conveniens as to any such action or proceeding. The Company, the Selling Shareholders and each Underwriter hereby irrevocably agree that process in any such action or proceeding may be served in the manner provided by Massachusetts law for service on foreign corporations or other entities.

     13. Notices. All notices and communications hereunder may be mailed or transmitted by any standard form of telecommunication and, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given when delivered to a notice party hereto at the address specified herein or at the address subsequently communicated in writing to the notice parties. Notices to the Underwriters shall be directed to the Representatives c/o Tucker Anthony Incorporated, One Beacon Street, Boston, Massachusetts 02108, Attention Mark L. Bono, Managing Director, with a copy to Peabody & Brown, 101 Federal Street, Boston, Massachusetts 02110, Attention Thomas G. Gunning, P.C. Notices to the Company shall be directed to AFC Cable Systems, Inc., 50 Kennedy Plaza, Providence, RI 02903, Attention Raymond H. Keller, Chief Financial Officer, with a copy to Ropes & Gray, One International Place, Boston, Massachusetts 02110, Attention Douglas N. Ellis, Esq. Notices to the Selling Shareholders shall be directed to Raymond H. Keller, Attorney-in fact, c/o AFC Cable Systems, Inc., 50 Kennedy Plaza, Providence, RI 02903. In each case a notice party may change its address for notice hereunder by a written communication to the other notice parties.

     14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives, successors and to the extent provided in Section 7 herein the officers and directors and controlling persons referred to in Section 7(e), and no other person will have any right or obligation hereunder.

     15. Representation of Underwriters. You will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the jointly will be binding upon all of the Underwriters.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     17. Entire Agreement. This Agreement and the Schedules hereto contain the entire agreement between the parties hereto in connection with the subject matter hereof and supersede all prior agreements, written and verbal, with respect to such subject matter.

     18. Amendment. This Agreement and the Schedules hereto may not be amended, modified or altered without the written agreement of the Company, the Selling Shareholders and the Representatives.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.


                                  Very truly yours,

                                  AFC CABLE SYSTEMS, INC.

                                  By:____________________________________
                                  Name:_________________
                                  Title:__________________

                                  Selling Shareholders

                                  By:____________________________________

                                  Attorney-in-Fact:_______________________

Agreed for themselves and on behalf of and as the Representatives of the other
Underwriters named in Schedule A hereto.

TUCKER ANTHONY INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, LLC

By:   TUCKER ANTHONY INCORPORATED

      By:__________________________________
         Name:_________________
         Title:__________________

                                   SCHEDULE A



                                                           Number of Firm
                                                            Shares to Be
Underwriters                                                  Purchased
------------                                                  ----------

Tucker Anthony Incorporated
Robert W. Baird & Co. Incorporated
The Robinson-Humphrey Company, LLC

             Total...........................................1,500,000


                                   SCHEDULE B

                        Schedule of Selling Shareholders

                                                    Number of Firm Shares
       Selling Shareholder                                to be sold
       -------------------                          ---------------------
       Ralph R. Papitto                                    500,000
       Robert R. Wheeler                                    50,000
       Ralph R. Papitto 1995 Trust                          75,000
        for David John Papitto
       Aurelia A. Young                                     75,000
                                   Total                   700,000


                                   SCHEDULE C

                    Schedule of Principal Selling Shareholder



Ralph R. Papitto
Robert R. Wheeler